Statement Regarding Computation of Per Share Earnings


                                                                                                Three Months Ended March 31,
                                                                                                ----------------------------
                                                                                                   1997              1996
                                                                                                   ----              ----
PRIMARY EARNINGS PER COMMON SHARE
---------------------------------
Earnings
            Net income                                                                          $17,179,000       $16,609,000
                                                                                                =============     =============

Shares
            Weighted average common shares outstanding                                           30,727,076        30,586,038
            Stock options and other stock incentive plans
                      considered to be common stock equivalents                                     426,356           211,485
                                                                                                ------------      ------------

            Weighted average common stock and common stock equivalents outstanding               31,153,432        30,797,523
                                                                                                ============      ============

Primary earnings per common share                                                                     $0.55             $0.54
                                                                                                ============      ============



FULLY DILUTED EARNINGS PER COMMON SHARE
---------------------------------------
Earnings
            Net income                                                                          $17,179,000       $16,609,000
            After tax interest expense applicable to convertible debentures                          57,798            69,688
                                                                                                ------------      ------------
                                                                                                $17,236,798       $16,678,688
                                                                                                ============      ============
Shares
            Weighted average common shares outstanding                                           30,727,076        30,586,038
            Assumed conversion of 9.00% convertible debentures issued June 30, 1989                 261,592           302,516
            Stock options and other stock incentive plans
                      considered to be common stock equivalents                                     451,507           239,670
                                                                                                ------------      ------------

            Weighted average common stock and common stock equivalents outstanding               31,440,175        31,128,224
                                                                                                ============      ============

Fully diluted earnings per common share                                                               $0.55             $0.54
                                                                                                ============      ============
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                                  Exhibit 11